MediaOne Group, Inc.
Proportionate Results Highlights (1)
(UNAUDITED)

                   Three                          Year
                Months Ended           Pro       Ended                  Pro
Dollars in        Dec 31,            Forma(2)    Dec 31,              Forma(2)
millions


                1999   1998     %       %      1999   1998      %        %

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

Proportionate Revenue
 MediaOne     $  693 $  627    10.5%   11.6%   $2,686 $2,467    8.9%    10.9%
 Multimedia
  Venture(3)     943    832    13.3    13.9     3,358  3,124    7.5     10.0
 Int'l           291    434   (32.9)   20.7     1,715  1,456   17.8     26.7
 Corporate
  & other          -     28  (100.0) (100.0)        7     85  (91.8)  (119.0)
              -------------                     ------------
              $1,927 $1,921     0.3%   13.7%   $7,766 $7,132    8.9%    13.2%
              =============                    =============

Proportionate Operating Cash Flow(4)

 MediaOne     $  249 $  235     6.0%    7.3%   $  980 $  941    4.1%     5.0%
 Multimedia
  Venture(3)     474    196   141.8    16.9     1,342    800   67.8     10.4
 Int'l            72     58    24.1    53.2       352    205   71.7     63.7
 Corporate
  & other        (12)   (16)   25.0    40.0       (63)   (68)   7.4     19.7
              -------------                    -------------
              $  783 $  473    65.5%   18.3%   $2,611 $1,878   39.0%    15.2%
              =============                    =============

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(1) Excludes results for the domestic wireless operations which were sold in April, 1998.
(2) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions. Total pro forma revenue would be $1,927 and $1,695 for the three months ended December 31, 1999 and 1998, respectively, and $7,755 and $6,850 for the respective twelve month periods. Total pro forma operating cash flow would be $530 and $448 for the three months ended December 31, 1999 and 1998, respectively, and $2,099 and $1,822 for the respective twelve month periods.
(3) Includes 25.51% of Time Warner Entertainment's (TWE) reported results less a $79 deferred gain in third quarter 1999 related to a cable system swap between MediaOne and TWE.
(4) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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